UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2012 (July 2, 2012)

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35439	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On July 2, 2012, through American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”), American Realty Capital Trust, Inc. (the “Company”) amended (the “Amendment”) its existing revolving credit facility (the “Revolving Credit Facility”) with RBS Citizens, N.A. and the other lenders party thereto. The Amendment, among other things, modifies, effective as of June 29, 2012, the calculation of certain financial covenants.

The Company and certain of the Operating Partnership’s subsidiaries guarantee the obligations under the Revolving Credit Facility and have pledged certain equity interests in the property owning entities as collateral for the obligations thereunder on a pari passu basis with the obligations under the Company’s Term Loan Agreement (as defined below).

This summary of the material terms of the Amendment is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 is incorporated in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment and Restatement of Term Loan Agreement

On June 2, 2012, through the Operating Partnership, the Company amended and restated (the “Amendment and Restatement”) its existing interim term loan agreement (the “Interim Term Loan Agreement” and, as amended and restated, the “Term Loan Agreement”), led by Wells Fargo Bank, National Association. The Amendment and Restatement increases the total principal amount of the senior secured term loan provided pursuant to the Term Loan Agreement from $200 million to $235 million and defers the maturity date of the Term Loan Agreement to June 30, 2017. As amended and restated, borrowings under the Term Loan Agreement bear interest at a floating rate based on the Company’s corporate leverage ratio or, at the election of the Company, based on the rating that has been most recently announced by either S&P or Moody’s with respect to long-term senior unsecured debt issued by the Company. As of July 2, 2012, the applicable interest rate on the Term Loan was LIBOR plus 2.35% (or approximately 2.60%).

In addition to the amendments described above, and among other things, the Amendment and Restatement provides for an accordion feature that allows the commitments under the Term Loan Agreement to be increased up to a maximum of $400.0 million under certain conditions and modifies the calculation of certain financial covenants.

The Term Loan Agreement provides for monthly interest payments, with all principal outstanding being due on the maturity date. Borrowings under the Term Loan Agreement may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. The Company and certain of the Operating Partnership’s subsidiaries guarantee the obligations under the Term Loan Agreement and have pledged certain equity interests in the property owning entities as collateral for the obligations thereunder on a pari passu basis with the obligations under the Company’s Revolving Credit Facility. In the event of a default, the lenders have the right to terminate their obligations under the Term Loan Agreement, and to accelerate the payment on any unpaid principal amount of all outstanding loans.

The Term Loan Agreement requires compliance with certain financial and operating covenants that the Company believes are customary for facilities and transactions of this type and are similar to the financial and operating covenants under the Revolving Credit Facility, including, among other things: a maximum corporate leverage ratio; a minimum corporate fixed charge coverage ratio; minimum tangible net worth; a maximum secured leverage ratio; and a maximum variable rate debt ratio. In addition, the Term Loan Agreement provides that the Company’s distributions may not exceed the greater of (i) 95.0% of its funds from operations or (ii) the amount required for the Company to qualify and maintain its status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). The Company is also restricted from making distributions to its stockholders in the event the Company is in default under the Term Loan Agreement, except to the extent necessary for it to maintain its REIT status.

The net proceeds from the Term Loan will be used to repay the borrowings under the Interim Term Loan Agreement and for general working capital purposes.

This summary of the material terms of the Term Loan Agreement and related notes guaranties are qualified in their entirety by the Term Loan Agreement and related notes and guaranties attached as Exhibits 10.2 through 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release announcing the Term Loan is attached as Exhibit 99.1 to this Current Report.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated July 2, 2012, by and among American Realty Capital Operating Partnership, LP, American Realty Capital Trust, Inc., RBS Citizens, N.A., and the lenders party thereto
10.2	Amended and Restated Term Loan Agreement, dated July 2, 2012, 2012, by and among American Realty Capital Operating Partnership, LP, American Realty Capital Trust, Inc., Wells Fargo Bank, National Association, TD Bank, N.A., Union Bank, N.A., Wells Fargo Securities, LLC and the other lender parties thereto
10.3	Note, dated July 2, 2012, issued by American Realty Capital Operating Partnership, LP in favor of Wells Fargo Bank, National Association
10.4	Note, dated July 2, 2012, issued by American Realty Capital Operating Partnership, LP in favor of MidFirst Bank
10.5	Note, dated July 2, 2012, issued by American Realty Capital Operating Partnership, LP in favor of U.S. Bank National Association
10.6	Note, dated July 2, 2012, issued by American Realty Capital Operating Partnership, LP in favor of TD Bank, N.A.
10.7	Note, dated July 2, 2012, issued by American Realty Capital Operating Partnership, LP in favor of Branch Banking & Trust Company
10.8	Amended and Restated Parent Guaranty Agreement, dated July 2, 2012, between American Realty Capital Trust, Inc. and Wells Fargo Bank, National Association
10.9	Amended and Restated Subsidiary Guaranty Agreement, dated July 2, 2012, between Wells Fargo Bank, National Association and the subsidiaries of American Realty Capital Operating Partnership, LP party thereto
99.1	Press Release, dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

July 3, 2012	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President